Exhibit 99.01

Valero Energy Reports Third Quarter 2012 Results

SAN ANTONIO, October 30, 2012 - Valero Energy Corporation (“Valero,” NYSE: VLO) today reported net income attributable to Valero stockholders of $674 million, or $1.21 per share, for the third quarter of 2012 compared to net income attributable to Valero stockholders of $1.2 billion, or $2.11 per share, for the third quarter of 2011. Included in the third quarter 2012 results was a noncash asset impairment loss of $341 million after taxes, or $0.62 per share, and severance expense of $41 million after taxes, or $0.07 per share, primarily related to the Aruba refinery. Excluding these items, Valero reported net income attributable to Valero stockholders of $1.1 billion, or $1.90 per share.

Third quarter 2012 operating income was $1.3 billion versus $2.0 billion of operating income in the third quarter of 2011. Excluding the items noted above, third quarter 2012 operating income was $1.7 billion. The decrease in operating income was primarily due to lower refining throughput margins in the U.S. Gulf Coast, Mid-Continent, and West Coast, which were partially offset by significantly higher refining throughput margins in the North Atlantic region. In addition, throughput volumes at the St. Charles, Meraux, and Memphis refineries were negatively impacted by the effects of Hurricane Isaac and unplanned maintenance on the Meraux crude unit. A decline in retail and ethanol margins also contributed to the decrease in operating income.

“Even with lower margins than last year, we reported solid financial results,” said Valero Chairman and CEO Bill Klesse. “During the third quarter, we elected to reorganize the Aruba refinery into a crude oil and refined products terminal, did major-reliability work at the Meraux refinery, and continued to pursue the separation of our retail business. The new Port Arthur hydrocracker is expected to be operational in December, and the new St. Charles hydrocracker remains on schedule to be operational in the second quarter of 2013.”

Klesse continued, “Looking at the fourth quarter, gasoline margins have narrowed significantly, but distillate margins and sour crude discounts remain wide. U.S. demand for refined products continues to be weak, reflecting high unemployment and high prices, but exports remain strong. As we approach winter, U.S. inventories of refined products look favorable.”

Valero’s retail segment reported $41 million of operating income in the third quarter of 2012 versus $97 million of operating income in the third quarter of 2011. The decrease in operating income was mainly due to lower fuel margins and volumes in the U.S. and Canada plus a noncash asset impairment of $12 million.

“We are making progress on our plan to separate our retail business and unlock value for our shareholders,” said Klesse. “In October, we submitted our request to the Internal Revenue Service for a private letter ruling on a tax-efficient distribution of our retail business to shareholders. Later this quarter, we expect to file a registration statement with the Securities and Exchange Commission. Given the typical timing of this process, we expect to complete the retail separation late in the first quarter or early in the second quarter of 2013.”

Valero’s ethanol segment reported an operating loss of $73 million in the third quarter of 2012 versus $107 million of operating income in the third quarter of 2011. The decrease in ethanol operating income was due to significantly lower gross margins caused by a combination of high corn prices and high industry ethanol inventories attributable to lower ethanol and gasoline demand. Due to poor margins, Valero reduced production rates at several of its plants.

Regarding cash flows in the third quarter of 2012, capital spending was $784 million, of which $75 million was for turnaround and catalyst expenditures. Valero returned $97 million of cash to shareholders through dividends on its common stock and ended the third quarter with $2.5 billion in cash and temporary cash investments.

For the full-year 2012, Valero has reduced its estimate for total capital spending, including turnaround and catalyst expenditures, to $3.5 billion versus prior guidance of approximately $3.6 billion. Valero expects total capital spending for 2013 to be approximately $2.5 billion, including approximately $200 million for the retail segment and some carryover from 2012.

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Valero subsidiaries employ approximately 22,000 people, and assets include 16 petroleum refineries with a combined throughput capacity of approximately 3 million barrels per day, 10 ethanol plants with a combined production capacity of 1.2 billion gallons per year, and a 50-megawatt wind farm. Approximately 6,800 retail and branded wholesale outlets carry the Valero, Diamond Shamrock, Shamrock and Beacon brands in the United States and the Caribbean; Ultramar in Canada; and Texaco in the United Kingdom and Ireland. Valero is a Fortune 500 company based in San Antonio. Please visit www.valero.com for more information.

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

Contacts
Investors: Ashley Smith, Vice President - Investor Relations, 210-345-2744
Media: Bill Day, Executive Director - Corporate Communications, 210-345-2928

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Statement of Income Data (a) (b):
Operating revenues (1)	$34,726	$33,713	$104,555	$91,314
Costs and expenses:
Cost of sales (c)	31,312	30,033	95,968	82,981
Operating expenses:
Refining (d)	930	870	2,762	2,427
Retail	178	177	514	508
Ethanol	76	103	248	302
General and administrative expenses	174	161	509	442
Depreciation and amortization expense	402	390	1,172	1,141
Asset impairment loss (e)	345	—	956	—
Total costs and expenses	33,417	31,734	102,129	87,801
Operating income	1,309	1,979	2,426	3,513
Other income (expense), net	(2)	1	(1)	28
Interest and debt expense, net of capitalized interest	(70)	(88)	(243)	(312)
Income from continuing operations before income tax expense	1,237	1,892	2,182	3,229
Income tax expense	564	689	1,111	1,178
Income from continuing operations	673	1,203	1,071	2,051
Loss from discontinued operations, net of income taxes	—	—	—	(7)
Net income	673	1,203	1,071	2,044
Less: Net loss attributable to noncontrolling interest (f)	(1)	—	(2)	(1)
Net income attributable to Valero Energy Corporation stockholders	$674	$1,203	$1,073	$2,045
Net income attributable to Valero Energy Corporation stockholders (f):
Continuing operations	$674	$1,203	$1,073	$2,052
Discontinued operations	—	—	—	(7)
Total	$674	$1,203	$1,073	$2,045
Earnings per common share:
Continuing operations	$1.22	$2.12	$1.94	$3.61
Discontinued operations	—	—	—	(0.01)
Total	$1.22	$2.12	$1.94	$3.60
Weighted average common shares outstanding (in millions)	549	564	550	566
Earnings per common share – assuming dilution:
Continuing operations	$1.21	$2.11	$1.93	$3.59
Discontinued operations	—	—	—	(0.01)
Total	$1.21	$2.11	$1.93	$3.58
Weighted average common shares outstanding – assuming dilution (in millions)	556	569	556	572
Dividends per common share	$0.175	$0.050	$0.475	$0.150
Supplemental information:
(1) Includes excise taxes on sales by our U.S. retail system	$248	$229	$723	$670

Table Page 1

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating income by business segment:
Refining (c) (e)	$1,528	$1,947	$2,773	$3,476
Retail	41	97	253	298
Ethanol	(73)	107	(59)	215
Corporate	(187)	(172)	(541)	(476)
Total	$1,309	$1,979	$2,426	$3,513
Depreciation and amortization expense by business segment:
Refining	$345	$340	$1,020	$995
Retail	32	29	88	84
Ethanol	12	10	32	28
Corporate	13	11	32	34
Total	$402	$390	$1,172	$1,141
Operating highlights:
Refining (a) (b):
Throughput margin per barrel (c)	$13.12	$13.24	$10.51	$11.65
Operating costs per barrel:
Operating expenses	3.72	3.65	3.81	3.80
Depreciation and amortization expense	1.45	1.43	1.43	1.56
Total operating costs per barrel (e)	5.17	5.08	5.24	5.36
Operating income per barrel	$7.95	$8.16	$5.27	$6.29
Throughput volumes (thousand barrels per day):
Feedstocks:
Heavy sour crude	464	540	435	455
Medium/light sour crude	483	455	549	415
Acidic sweet crude	69	150	92	117
Sweet crude	969	739	913	695
Residuals	204	310	196	284
Other feedstocks	130	123	132	122
Total feedstocks	2,319	2,317	2,317	2,088
Blendstocks and other	281	275	287	252
Total throughput volumes	2,600	2,592	2,604	2,340
Yields (thousand barrels per day):
Gasolines and blendstocks	1,262	1,196	1,249	1,069
Distillates	902	894	911	793
Other products (g)	458	519	465	491
Total yields	2,622	2,609	2,625	2,353

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Refining operating highlights by region (h):
U.S. Gulf Coast (a):
Operating income (c)	$755	$1,167	$1,627	$2,436
Throughput volumes (thousand barrels per day)	1,415	1,522	1,460	1,418
Throughput margin per barrel (c)	$11.05	$13.08	$9.14	$11.44
Operating costs per barrel:
Operating expenses	3.75	3.31	3.60	3.62
Depreciation and amortization expense	1.50	1.43	1.47	1.53
Total operating costs per barrel (e)	5.25	4.74	5.07	5.15
Operating income per barrel	$5.80	$8.34	$4.07	$6.29
U.S. Mid-Continent:
Operating income (c)	$708	$586	$1,406	$1,268
Throughput volumes (thousand barrels per day)	452	400	418	401
Throughput margin per barrel (c)	$22.07	$22.27	$18.02	$17.29
Operating costs per barrel:
Operating expenses	3.56	4.76	4.25	4.14
Depreciation and amortization expense	1.47	1.59	1.50	1.56
Total operating costs per barrel	5.03	6.35	5.75	5.70
Operating income per barrel	$17.04	$15.92	$12.27	$11.59
North Atlantic (b):
Operating income	$384	$65	$617	$104
Throughput volumes (thousand barrels per day)	453	386	463	268
Throughput margin per barrel	$13.25	$5.46	$8.95	$5.32
Operating costs per barrel:
Operating expenses	3.21	2.91	3.32	2.92
Depreciation and amortization expense	0.84	0.74	0.76	0.98
Total operating costs per barrel	4.05	3.65	4.08	3.90
Operating income per barrel	$9.20	$1.81	$4.87	$1.42
U.S. West Coast:
Operating income (c)	$55	$129	$108	$210
Throughput volumes (thousand barrels per day)	280	284	263	253
Throughput margin per barrel (c)	$8.91	$11.96	$8.94	$10.56
Operating costs per barrel:
Operating expenses	4.63	4.94	5.16	5.21
Depreciation and amortization expense	2.15	2.08	2.28	2.31
Total operating costs per barrel	6.78	7.02	7.44	7.52
Operating income per barrel	$2.13	$4.94	$1.50	$3.04

Operating income for regions above	$1,902	$1,947	$3,758	$4,018
Loss on derivative contracts related to the forward sales of refined product (c)	—	—	—	(542)
Severance expense (d)	(41)	—	(41)	—
Asset impairment loss (e)	(333)	—	(944)	—
Total refining operating income	$1,528	$1,947	$2,773	$3,476

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Average market reference prices and differentials:
Feedstocks (dollars per barrel):
Brent crude oil	$109.48	$112.28	$112.26	$111.54
Brent less West Texas Intermediate (WTI) crude oil	17.30	22.54	16.09	16.15
Brent less Alaska North Slope (ANS) crude oil	0.66	0.67	0.22	2.25
Brent less Louisiana Light Sweet (LLS) crude oil	(1.06)	0.10	(0.95)	(0.18)
Brent less Mars crude oil	4.13	2.66	3.58	3.88
Brent less Maya crude oil	11.89	13.56	10.36	14.39
LLS crude oil	110.54	112.18	113.21	111.72
LLS less Mars crude oil	5.19	2.56	4.53	4.06
LLS less Maya crude oil	12.95	13.46	11.31	14.57
WTI crude oil	92.18	89.74	96.17	95.39

Natural gas (dollars per million British Thermal Units)	2.87	4.09	2.50	4.19

Products (dollars per barrel, unless otherwise noted):
U.S. Gulf Coast:
Conventional 87 gasoline less Brent	11.80	8.03	9.08	7.58
Ultra-low-sulfur diesel less Brent	19.60	14.07	16.16	13.27
Propylene less Brent	(41.82)	12.37	(21.56)	19.56
Conventional 87 gasoline less LLS	10.74	8.13	8.13	7.40
Ultra-low-sulfur diesel less LLS	18.54	14.17	15.21	13.09
Propylene less LLS	(42.88)	12.47	(22.51)	19.38
U.S. Mid-Continent:
Conventional 87 gasoline less WTI	34.33	31.99	26.65	24.77
Ultra-low-sulfur diesel less WTI	39.47	38.29	32.51	30.74
North Atlantic:
Conventional 87 gasoline less Brent	16.45	8.76	12.20	7.28
Ultra-low-sulfur diesel less Brent	21.16	15.86	17.71	15.04
U.S. West Coast:
CARBOB 87 gasoline less ANS	19.63	10.19	17.35	13.36
CARB diesel less ANS	22.90	15.75	18.76	18.56
CARBOB 87 gasoline less WTI	36.27	32.06	33.22	27.26
CARB diesel less WTI	39.54	37.62	34.63	32.46
New York Harbor corn crush (dollars per gallon)	(0.27)	0.36	(0.12)	0.17

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Retail - U.S.:
Operating income	$17	$59	$162	$165
Company-operated fuel sites (average)	1,025	994	1,007	994
Fuel volumes (gallons per day per site)	5,143	5,168	5,114	5,053
Fuel margin per gallon	$0.089	$0.155	$0.147	$0.146
Merchandise sales	$328	$324	$936	$930
Merchandise margin (percentage of sales)	30.2%	29.2%	29.9%	28.6%
Margin on miscellaneous sales	$21	$22	$67	$66
Operating expenses	$115	$111	$325	$312
Depreciation and amortization expense	$19	$19	$57	$56
Asset impairment loss	$12	$—	$12	$—
Retail - Canada:
Operating income	$24	$38	$91	$133
Fuel volumes (thousand gallons per day)	3,117	3,214	3,110	3,210
Fuel margin per gallon	$0.235	$0.273	$0.259	$0.303
Merchandise sales	$71	$72	$194	$197
Merchandise margin (percentage of sales)	29.5%	29.4%	29.4%	29.6%
Margin on miscellaneous sales	$11	$11	$33	$33
Operating expenses	$63	$66	$189	$196
Depreciation and amortization expense	$13	$10	$31	$28
Ethanol:
Operating income (loss)	$(73)	$107	$(59)	$215
Production (thousand gallons per day)	2,384	3,272	3,069	3,317
Gross margin per gallon of production	$0.06	$0.73	$0.26	$0.60
Operating costs per gallon of production:
Operating expenses	0.34	0.34	0.29	0.33
Depreciation and amortization expense	0.05	0.04	0.04	0.03
Total operating costs per gallon of production	0.39	0.38	0.33	0.36
Operating income (loss) per gallon of production	$(0.33)	$0.35	$(0.07)	$0.24

			September 30,	December 31,
			2012	2011
Balance Sheet Data:
Current assets			$16,267	$15,972
Cash and temporary cash investments included in current assets			2,549	1,024
Inventories included in current assets			5,787	5,623
Replacement cost (market value) of inventories in excess of LIFO carrying amounts			8,744	6,767
Current liabilities			12,251	12,708
Current portion of debt and capital lease obligations included in current liabilities			585	1,009
Debt and capital lease obligations, less current portion			6,463	6,732
Total debt			7,048	7,741
Valero Energy Corporation stockholders’ equity			17,332	16,423

Table Page 5

VALERO ENERGY CORPORATION AND SUBSIDIARIES
NOTES TO EARNINGS RELEASE

(a)
The statement of income data and operating highlights for the refining segment and U.S. Gulf Coast region reflect the results of operations of our refinery in Meraux, Louisiana (Meraux Refinery), including related logistics assets, from the date of its acquisition on October 1, 2011. We acquired this refinery, inventories, and offsite logistics assets from Murphy Oil Corporation for $547 million.

(b)
The statement of income data and operating highlights for the refining segment and North Atlantic region reflect the results of operations of our refinery in Wales, United Kingdom (Pembroke Refinery), including the related marketing and logistics business, from the date of its acquisition on August 1, 2011. We acquired this business from a subsidiary of Chevron Corporation for $1.7 billion, net of cash acquired.

(c)
Cost of sales for the nine months ended September 30, 2011 includes a loss of $542 million ($352 million after taxes) on commodity derivative contracts related to the forward sales of refined product. These contracts were closed and realized during the first quarter of 2011. This loss is reflected in refining segment operating income for the nine months ended September 30, 2011, but throughput margin per barrel for the refining segment has been restated from the amount previously presented to exclude this $542 million loss ($0.85 per barrel). In addition, operating income and throughput margin per barrel for the U.S. Gulf Coast, the U.S. Mid-Continent, and the U.S. West Coast regions for the nine months ended September 30, 2011 have been restated from the amounts previously presented to exclude the portion of this loss that had been allocated to them of $372 million ($0.96 per barrel), $122 million ($1.11 per barrel), and $48 million ($0.69 per barrel), respectively.

(d)
In September 2012, we decided to reorganize our refinery in Aruba (Aruba Refinery) into a crude oil and refined products terminal. These terminal operations will require a considerably smaller workforce; therefore, the reorganization will result in the termination of the majority of our employees in Aruba. We informed the employees who will be terminated and reached agreement on termination benefits with them in September. As such, we recognized severance expense of $41 million in the third quarter of 2012. This expense is reflected in refining segment operating income for the three and nine months ended September 30, 2012, but it is excluded from operating costs per barrel for the refining segment and the U.S. Gulf Coast region for those periods. No income tax benefits were recognized related to this severance expense.

(e)
As described in note (d), we decided to reorganize the Aruba Refinery into a crude oil and refined products terminal in September 2012. We had previously suspended refining operations in March 2012, and as a result of our recent decision, these operations will remain suspended indefinitely. We will, however, continue to maintain the idled processing units and related infrastructure (refining assets) to allow them to be restarted; therefore, we do not consider these assets to be abandoned. We evaluated the Aruba Refinery for potential impairment in connection with our decision and determined that the net book value (carrying amount) of the refining assets of $308 million was not recoverable through the future operations and disposition of the refinery. We determined that these refining assets had no value after considering estimated salvage costs, and we recognized an asset impairment loss of $308 million in the third quarter of 2012. In addition, we recognized an asset impairment loss of $25 million related to supplies inventories that supported the refining operations, resulting in an asset impairment loss totaling $333 million in the third quarter of 2012 related to the refinery. In the first quarter of 2012, we recognized an asset impairment loss of $595 million in connection with our decision to suspend refining operations at that time. Therefore, for the nine months ended September 30, 2012, we recognized an asset impairment loss of $928 million related to the refinery. These asset impairment losses are reflected in refining segment operating income for the three and nine months ended September 30, 2012, but they are excluded from operating costs per barrel for the refining segment and from operating income and operating costs per barrel for the U.S. Gulf Coast region. No income tax benefits were recognized related to this asset impairment loss.

We also recognized asset impairment losses of $12 million ($8 million after taxes) related to certain retail stores in the third quarter of 2012 and $16 million ($10 million after taxes) related to equipment associated with a permanently cancelled capital project at one of our other refineries in the first quarter of 2012. The asset impairment loss related to one of our other refineries is included in refining segment operating income for the nine months ended September 30, 2012, but it is excluded from operating costs per barrel for the refining segment and from operating income and operating costs per barrel for the U.S. Gulf Coast region.

(f)
We own a 50 percent interest in Diamond Green Diesel Holdings LLC (DGD) and have agreed to lend DGD up to $221 million to finance 60 percent of the construction costs of the plant, as described below.  We consolidate the financial statements of DGD due to our controlling financial interest in this entity.  The losses incurred by DGD that are attributable to the owner of the remaining interest are added back to net income to arrive at net income attributable to Valero. DGD is currently building a plant that will process animal fats, used cooking oils, and other vegetable oils into renewable green diesel. The plant is located next to our refinery in Norco, Louisiana (St. Charles Refinery).

(g)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(h)
The regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, Port Arthur, and Meraux Refineries; U.S. Mid-Continent- McKee, Ardmore, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 6